UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 27, 2010

GSI GROUP INC.

(Exact name of registrant as specified in its charter)

New Brunswick, Canada	000-25705	98-0110412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Middlesex Turnpike,

Bedford, Massachusetts 01730

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (781) 266-5700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 27, 2010, GSI Group Inc. (GSIGQ) (the “Company”), a supplier of precision technology products and semiconductor systems, announced that it plans to reschedule its annual meeting of the Company’s shareholders to September 30, 2010. The meeting had previously been scheduled for April 30, 2010. Shareholders of record as of the close of business on August 12, 2010 are entitled to notice and to vote at the meeting. The shareholder meeting will be held at the Company’s headquarters, 125 Middlesex Turnpike, Bedford, Massachusetts 01730.

The upcoming meeting is more than 30 days after the anniversary of the Company’s last annual meeting of shareholders. The deadline for shareholders to timely submit to the Company proposals to be considered for inclusion in the Company’s proxy statement for the upcoming annual meeting pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, is June 14, 2010. In addition, the deadline for shareholders to timely submit to the Company matters to be brought before the annual meeting is June 14, 2010. Proposals should be directed to the attention of Anthony Bellantuoni, GSI Group Inc., 125 Middlesex Turnpike, Bedford, Massachusetts 01730.

The press release issued by the Company rescheduling the shareholder meeting date is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated April 27, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

GSI Group Inc.

By:  /s/  Sergio Edelstein

        Sergio Edelstein

        President and Chief Executive Officer

Date: April 27, 2010

EXHIBIT INDEX

99.1	Press Release dated April 27, 2010.